SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) November 8, 2004
                                                         ----------------


                         HARBOR FLORIDA BANCSHARES, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                   000-22817              65-0813766
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(State or other jurisdiction        (Commission            IRS Employer
     of incorporation)              File Number)         Identification No.)


                   100 S. Second Street, Fort Pierce, FL 34950
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code (772) 461-2414
                                                   ---------------




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          (Former name or former address, if changed since last report)

Item 8.01         Other Events

         On November 8, 2004, Harbor Florida Bancshares, Inc. ("Bancshares") announced that it would be participating in Sandler O'Neill & Partners' Financial Services Conference in Palm Beach Gardens, FL, November 10-12, 2004. A copy of the press release dated November 8, 2004 is attached as Exhibit 99.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:    November 8, 2004           HARBOR FLORIDA BANCSHARES,
                                       INC., Registrant


                                       By:             /s/
                                           ----------------------------------
                                           Name:  H. Michael Callahan
                                           Title:  Senior Vice President and
                                           Chief Financial Officer



Exhibit No.                Description
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99                         Press release dated November 8, 2004

                                                                Exhibit 99


HARBOR FLORIDA BANCSHARES, INC. TO PRESENT AT SANDLER O'NEILL'S FINANCIAL SERVICES CONFERENCE



For Immediate Release:  November 8, 2004


(Fort Pierce, FL) Harbor Florida Bancshares, Inc. (NASDAQ-HARB), the holding company for Harbor Federal Savings Bank announced today that it would be participating in Sandler O'Neill & Partners' Financial Services Conference in Palm Beach Gardens, FL, November 10-12, 2004.

Michael J. Brown, Sr., Harbor's President and Chief Executive Officer, will present during the Southeast Banking Roundtable at 9:45 a.m. (EDT) on November 11th. The webcast of the conference can be accessed via http://www.sandleroneill.com. In addition, the conference will be available via audio line at (706) 645-9215, referencing "Sandler O'Neill Conference" and then requesting Session 1. The presentation slides will be available on Harbor's website at http://www.harborfederal.com/shareholders/invest_pres.html.

Harbor Federal is headquartered in Fort Pierce, Florida and has 37 locations in a seven-county area of East Central Florida. Harbor Florida Bancshares, Inc. common stock trades on the NASDAQ National Market under the symbol HARB.


CONTACT: Michael J. Brown, Sr., President, (772) 460-7000; Mike Callahan, CFO,
(772) 460-7009; or Toni Santiuste, Investor Relations, (772) 460-7002; http://www.harborfederal.com.